UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 2, 2012
Kemper Corporation
(Exact name of registrant as specified in its charter)

Commission File Number: 0-18298

DE	95-4255452
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
One East Wacker Drive, Chicago, IL 60601
(Address of principal executive offices, including zip code)
312-661-4600
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders of Kemper Corporation (the “Company”) was held on Wednesday, May 2, 2012 in Chicago, Illinois to vote on two proposals, for which the final voting results were as follows:

Proposal 1:    Election of Directors.

Shareholders elected each of the nine nominees for director:

Nominees	For	Against	Abstain	Broker Non-Votes
James E. Annable	44,657,952	1,253,559	60,927	7,486,499
Douglas G. Geoga	44,770,871	1,115,480	86,087	7,486,499
Reuben L. Hedlund	44,587,216	1,301,133	84,089	7,486,499
Julie M. Howard	44,739,049	1,158,407	74,982	7,486,499
Wayne Kauth	44,780,593	1,111,626	80,219	7,486,499
Fayez S. Sarofim	42,084,827	3,824,931	62,680	7,486,499
Donald G. Southwell	44,724,109	1,153,332	94,997	7,486,499
David P. Storch	44,395,564	1,496,113	80,761	7,486,499
Richard C. Vie	43,566,690	2,348,129	57,619	7,486,499

Proposal 2:	Advisory vote on ratification of selection of Deloitte & Touche LLP as Independent Registered Public Accountant for 2012.

Shareholders ratified the selection of Deloitte & Touche LLP as the Company’s independent registered public accountant for 2012:

For	Against	Abstain	Broker Non-Votes
53,072,129	271,447	115,361	- 0 -

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kemper Corporation
Date:	May 2, 2012	/s/ Richard Roeske
Richard Roeske
Vice President and Chief Accounting Officer